RETENTION AGREEMENT This RETENTION AGREEMENT (this “Agreement”) is entered into by and among FIRST BUSEY CORPORATION (“First Busey”), BUSEY BANK (the “Bank,” and together with First Busey, “Employer”) and [NAME] (“Executive”). This Agreement shall be effective as of the Effective Time of the Merger (each as defined in the Agreement and Plan of Merger (the “Merger Agreement”) by and between First Busey and CrossFirst Bankshares, Inc. (“CrossFirst”), dated as of August 26, 2024, under which, among other things, CrossFirst will merge with and into First Busey). In the event that the Effective Time shall not occur, this Agreement shall be void as of the date it was entered into and of no force and effect. RECITALS A. As of the date of execution hereof, Executive is employed by Employer, pursuant to that certain Employment Agreement effective as of [Date] between Employer and Executive (as amended from time to time, the “Employment Agreement”); and B. Employer appreciates Executive’s service to Employer and believes that it is important that Executive remain in the employ of Employer following the Effective Time, and in recognition thereof Employer shall grant Executive a one-time retention bonus of [Number] ($[●]) (the “Retention Bonus”) payable in accordance with the terms and conditions set forth herein. NOW, THEREFORE, in consideration of the foregoing and of the respective covenants and agreements of the parties contained herein, the parties hereby agree as follows: AGREEMENTS 1. Payment of Retention Bonus. (a) Payment Timing. Subject to the terms and conditions set forth herein, the Retention Bonus will be payable to Executive in a lump sum, less all applicable withholdings and deductions, [one-third (1/3)][one-half (1/2)] within forty-five (45) days following the Effective Time and [one-third (1/3)][one-half (1/2)] on or as soon as practicable following [each of] the first [anniversary][and second anniversaries] of the Effective Time (each such payment date, a “Payment Date”), in each case subject to Executive’s continued employment through the relevant Payment Date, in accordance with the terms hereof. (b) At Will Employment. For the avoidance of doubt, nothing contained herein modifies the fact that Executive’s employment with Employer remains “at will” in accordance with Section 4(e) of the Employment Agreement. 2. Waiver of Good Reason. In consideration for the Retention Bonus being granted to Executive pursuant to the terms and conditions set forth herein, Executive hereby waives any right Executive may have to terminate Executive’s employment with Employer for Good Reason pursuant to, and as defined in, the Employment Agreement, resulting from and in connection with the transactions contemplated by the Merger Agreement. 3. Treatment on Termination.

2 (a) Payment in Connection with Certain Terminations. If Executive’s employment with Employer terminates prior to the final Payment Date under Sections 6(b), 6(c) or 6(e) of the Employment Agreement, then, subject to the effectiveness of a release substantially in the form attached as Exhibit A to the Employment Agreement (the “Release”), Employer shall pay to Executive, in addition to all other payments and benefits that Executive is entitled to under Sections 6(b), 6(c) or 6(e) of the Employment Agreement, as applicable, a lump sum cash payment equal to any unpaid portion of the Retention Bonus at the first regularly scheduled Employer payday that is administratively feasible following the effectiveness of the Release. For the avoidance of doubt, upon such payment pursuant to this Section 3(a), Executive shall have no further right to payment from Employer under this Agreement. (b) Effect of Other Terminations. If Executive’s employment with Employer terminates prior to the final Payment Date (other than as provided under Section 3(a) above), then Executive shall not have any right to any payment of any unpaid portion of the Retention Bonus. 4. Executive Covenants; Protected Disclosures. As a material inducement to Employer granting the Retention Bonus to Executive, Executive hereby reaffirms Executive’s obligations to abide by the restrictions set forth in Sections 9, 10 and 12 of the Employment Agreement. In the event Employer determines that Executive has violated any of the restrictions contained in Sections 9, 10 or 12 of the Employment Agreement, Executive’s eligibility for and receipt of any unpaid portion of the Retention Bonus shall immediately terminate. The foregoing is in addition to any other rights and remedies available to Employer under this Agreement, the Employment Agreement or otherwise under any applicable law. Notwithstanding the foregoing, Executive shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that (a) is made (i) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (b) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. Accordingly, Executive shall have the right to disclose in confidence trade secrets to Federal, State, and local government officials, or to an attorney, for the sole purpose of reporting or investigating a suspected violation of law and Executive does not need Employer’s permission to do so. Executive shall also have the right to disclose trade secrets in a document filed in a lawsuit or other proceeding, but only if the filing is made under seal and protected from public disclosure. Nothing in this Agreement is intended to conflict with 18 U.S.C. § 1833(b) or create liability for disclosures of trade secrets that are expressly allowed by 18 U.S.C. § 1833(b). Nothing in this Agreement shall be construed to authorize, or limit liability for, an act that is otherwise prohibited by law, such as the unlawful access of material by unauthorized means. Nothing contained herein (or in the Release) is intended to, and this Section 4 and Sections 9, 10 and 12 of the Employment Agreement shall not, (x) limit Executive’s rights under applicable law to initiate communications directly with, provide information to, respond to any inquiries from, or report possible violations of law or regulation to any governmental entity or self-regulatory authority, or to file a charge with or participate in an investigation conducted by any governmental entity or self-regulatory authority or (y) preclude Executive from disclosing or discussing information lawfully acquired about wages, hours or other terms and conditions of employment if used for purposes protected by Section 7 of the National Labor Relations Act such as joining or forming a union, engaging in collective bargaining or engaging in other concerted activity for the mutual aid or protection of employees, and Executive does not need Employer’s permission to do so. In addition, it is understood that nothing herein (or the Release) shall require Executive to notify Employer of a request for information from any governmental entity or self-regulatory authority or of Executive’s decision to file a charge with or participate in an investigation conducted by any governmental entity or self-regulatory authority. Notwithstanding the foregoing, Executive recognizes that, in connection with the provision of information to any governmental entity or self-regulatory authority, Executive must inform such governmental entity or self-regulatory authority that the information Executive is providing is confidential. Despite the foregoing, Executive is not permitted to reveal to any third party, including any governmental entity or self- regulatory authority, information Executive came to learn during Executive’s service to Employer that is

3 protected from disclosure by any applicable privilege, including but not limited to the attorney-client privilege or attorney work product doctrine. Employer does not waive any applicable privileges or the right to continue to protect its privileged attorney-client information, attorney work product, and other privileged information. 5. Code Section 409A. The parties agree that this Agreement shall be interpreted to comply with or be exempt from Section 409A of the Internal Revenue Code of 1986, as amended (“Code”), and the regulations thereunder, and all provisions of this Agreement shall be construed in a manner consistent with the requirements for avoiding taxes or penalties under Code Section 409A. Furthermore, it is the parties’ intention that the payments pursuant to Sections 1 and 3 of this Agreement qualify for the exemptions from Code Section 409A set forth in Treasury Regulation § 1.409A-1(b)(4) or Treasury Regulation § 1.409A-(1)(b)(9). In no event whatsoever will Employer be liable for any additional tax, interest or penalties that may be imposed on Executive under Code Section 409A or any damages for failing to comply with Code Section 409A. For purposes of Section 409A, each payments made under this Agreement will be treated as a separate payment. 6. Governing Law and Enforcement. This Agreement shall be construed and the legal relations of the parties shall be determined in accordance with the laws of the State of Illinois without reference to the law regarding conflicts of law. 7. Jurisdiction. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement, shall be brought against either of the parties exclusively in the courts of the State of Illinois, County of Champaign, or, if it has or can acquire jurisdiction, in the United States District court for the Central District of Illinois, and each of the parties consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on either party anywhere in the world. EXECUTIVE AND EMPLOYER HEREBY WAIVE THEIR RIGHT TO TRIAL BY JURY IN THE EVENT OF A DISPUTE, AND EXECUTIVE REPRESENTS THAT EXECUTIVE’S WAIVER IS KNOWING, VOLUNTARY AND INTENTIONAL. 8. Entire Agreement. This Agreement, the Employment Agreement and the Release (when executed) constitute the entire agreement between the parties concerning the subject matter hereof, and supersede all prior negotiations, undertakings, agreements and arrangements with respect thereto, whether written or oral. The provisions of this Agreement shall be regarded as divisible and separate; if any provision is declared invalid or unenforceable, the validity and enforceability of the remaining provisions shall not be affected. In the event any provision of this Agreement is held to be overbroad as written, such provision shall be deemed to be amended to narrow the application of such provision to the extent necessary to make such provision enforceable according to applicable law. 9. Counterparts. This Agreement may be executed in any number of counterparts (including by electronic signature), each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement. A PDF, facsimile or other reproduction of this Agreement may be executed by one or more parties hereto and delivered by such party by facsimile or any similar electronic transmission device pursuant to which the signature of or on behalf of such party can be seen. 10. Clawback. The Retention Bonus and any other amount or benefit received under this Agreement shall be subject to potential cancellation, recoupment, rescission, payback, or other action in accordance with the terms of any applicable Employer clawback policy (the “Policy”) or any applicable law, as may be in effect from time to time. Executive acknowledges and consents to Employer’s application, implementation, and enforcement of (a) the Policy or any similar policy established by Employer that may apply to Executive and (b) any provision of applicable law relating to cancellation,

4 rescission, payback, or recoupment of compensation, as well as Executive’s express agreement that Employer may take such actions as may be necessary to effectuate the Policy, any similar policy, or applicable law, without further consideration or action. 11. Withholding of Taxes. Employer may withhold from any benefits payable under this Agreement all federal, state, city and other taxes as may be required pursuant to any law, governmental regulation, or ruling. 12. Successors; Assignment. This Agreement shall be binding upon and inure to the benefit of Executive, Employer and their respective personal representatives, successors and assigns. For the purposes of this Agreement, any successor or assign of Employer shall be deemed to be “Employer.” Employer shall require any successor or assign of Employer or any direct or indirect purchaser or acquirer of all or substantially all of the business, assets or liabilities of Employer, whether by transfer, purchase, merger, consolidation, stock acquisition or otherwise, to assume and agree in writing to perform this Agreement and Employer’s obligations hereunder in the same manner and to the same extent as Employer would have been required to perform them if no such transaction had occurred. 13. Amendment. This Agreement may not be amended or modified except by written agreement signed by Executive and Employer. [Remainder of Page Intentionally Left Blank]

Signature Page to [Name] Retention Agreement IN WITNESS WHEREOF, the parties have executed this Agreement on February 27, 2025, effective as of the Effective Time. FIRST BUSEY CORPORATION EXECUTIVE By: Van A. Dukeman Chairman and Chief Executive Officer [NAME] BUSEY BANK By: Van A. Dukeman Chairman and Chief Executive Officer

Schedule I Individual Retention Agreement Terms Executive Retention Bonus Payment Schedule Monica L. Bowe $1,627,010 • 1/3 within 45 days following the Effective Time • 1/3 on or as soon as practicable following the first anniversary of the Effective Time • 1/3 on or as soon as practicable following the second anniversary of the Effective Time John J. Powers $813,505 • 1/2 within 45 days following the Effective Time • 1/2 on or as soon as practicable following the first anniversary of the Effective Time Amy L. Randolph $2,091,870 • 1/3 within 45 days following the Effective Time • 1/3 on or as soon as practicable following the first anniversary of the Effective Time • 1/3 on or as soon as practicable following the second anniversary of the Effective Time